UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: June 27, 2016

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement

(a)    $1,200,000 Secured Revolving Promissory Note

On June 27, 2016, Sillerman Investment Company VI (“SIC VI”), an affiliate of Robert F.X. Sillerman, the Executive Chairman and Chief Executive Officer of the Company entered into a secured revolving loan agreement (the “Secured Revolving Loan”) with the Company and its subsidiaries, wetpaint.com, Inc. and Choose Digital Inc. (collectively, the “Subsidiaries”), pursuant to which the Company can borrow up to $1,200,000. The Secured Revolving Loan bears interest at the rate of 12% per annum. The Secured Revolving Loan matures on December 31, 2016, barring any events of default or a change of control of the Company.

In connection with the Secured Revolving Loan, the Company and the Subsidiaries have entered into a Security Agreement (the “SIC VI Security Agreement”) with SIC VI, under which the Company and the Subsidiaries have granted SIC VI a continuing security interest in all assets of the Company and the Subsidiaries, with the exception of the Company’s interest in DraftDay Gaming Group, Inc.

The Company intends to use the proceeds from the Secured Revolving Loan to fund working capital requirements and for general corporate purposes. Because Mr. Sillerman is a director, executive officer and greater than 10% stockholder of the Company, a majority of the Company’s independent directors approved the transaction.

The foregoing descriptions of the Secured Revolving Loan and SIC VI Security Agreement are not complete and is qualified in its entirety by reference to the full text of the form of Secured Revolving Promissory Note and Security Agreement, which are filed herewith as Exhibit 10.10 and Exhibit 10.11 and incorporated herein by reference.

(b)    $300,000 Convertible Promissory Note

On June 27, 2016, the Company’s Board approved the Company entering into a Convertible Promissory Note with Reaz Islam (“RI”), an advisor to Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer, pursuant to which RI loaned Fn(x) $300,000 (the “RI Convertible Note”).  The RI Convertible Note bears interest at a rate of 12% and matures on December 31, 2016. RI shall have the right to convert the RI Convertible Note into shares of the common stock of the Company at such time, on such terms, and in accordance with such procedures as Sillerman shall have the right to convert debt held by Sillerman into shares of the Company’s common stock. The RI Convertible Note is subordinate to any note held by Sillerman and RI has agreed to execute any agreement reasonably required in connection therewith.

The Company intends to use the proceeds from the RI Convertible Note to fund working capital requirements and for general corporate purposes.

The foregoing descriptions of the RI Convertible Note is not complete and is qualified in its entirety by reference to the full text of the form of RI Convertible Note, which is filed herewith as Exhibit 10.9 and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)    The Company borrowed $300,000 under the RI Convertible Note referenced in Item 1.01(a) above.

(b)    The Company borrowed $135,000 under the Secured Revolving Loan referenced in Item 1.01(b) above.

(c)    As reported on the Company’s Current Report on Form 8-K filed on May 20, 2016, on May 16, 2016, the Company entered into a Secured Revolving Loan with SIC VI (the “May 16 Secured Revolving Loan”). The Company borrowed an additional $145,000 under the May 16 Secured Revolving Loan. A total of $500,000 has been advanced under the May 16 Secured Revolving Loan.

Item 8.01 Other Events

On June 29, 2016, the Company held a shareholders’ meeting for the purpose of (i) updating the stockholders on the status of the Company; (ii) answering any questions that Company stockholders may have, and (iii) conducting such other business as may properly come before the board. No other business was brought before the board and no voting was conducted at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
10.1        Form of Secured Revolving Promissory Note
10.2        Form of Security Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: June 30, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Secured Revolving Promissory Note
10.2	Form of Security Agreement